Exhibit 99.2



                                                                                                           YTD SEPTEMBER 30,
                                                                                                ------------------------------------
                                                                                                         2005                2006
CONTRIBUTION TO IFRS REVENUES PER AXA PRESS RELEASE                                    IN EURO

               Gross Premiums                                                                            9,423               10,962
               Other Revenues (A)                                                                          684                  577
                                                                                                ---------------       --------------
TOTAL CONTRIBUTION TO IFRS REVENUES                                                                     10,107               11,539

                                                                                                ---------------       --------------
                             Average exchange rate   US$1.00 =                                          0.79100              0.80400
                                                                                                ---------------       --------------


                                                                                       IN US$           12,778               14,352

Reconciling items:

calc           Less:  Other Revenues (A)                                                                  (865)                (718)
               Less:  Deposits from Universal life and investment-type
                      product policy fee income (B)                                                    (10,382)             (12,130)
               Less:  Reinsurance ceded premiums  (C)                                                     (317)                (352)
               Add:   Others (D)                                                                             2                    2
                                                                                                ---------------       --------------
                                           Total Reconciling items                                     (11,562)             (13,197)
                                                                                                ---------------       --------------


CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                       $                 1,216   $            1,155
                                                                                                ===============       ==============

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(A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other
    Income in the US GAAP Statement of Earnings

(B) Reflected as an increase to Policyholder Account Balances in the US GAAP
    Balance Sheet

(C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings

(D) Represents Pension fee income that is excluded from premiums in the IFRS
    Statement of Earnings